BRP GROUP, INC. ANNOUNCES THIRD QUARTER 2019 RESULTS
- Revenue Grows 107% Year-Over-Year to $38.4 Million -
- Completed Initial Public Offering in October 2019 -
TAMPA, FLORIDA - December 2, 2019 - BRP Group, Inc. (“BRP Group” or the “Company”) (NASDAQ: BRP), a rapidly growing independent insurance distribution firm delivering tailored insurance solutions, today announced its results for the quarter ended September 30, 2019.
THIRD QUARTER 2019 AND SUBSEQUENT EVENT HIGHLIGHTS

•	Revenue more than doubled over the prior-year period to $38.4 million

•	Net loss of $2.3 million

•	Produced Organic Revenue Growth(1) of 12% over the prior-year period

•	“MGA of the Future” revenue(2) grew 43% to $12.2 million, compared to $8.5 million in the prior-year period

•	Adjusted EBITDA(3) grew over 100% to $7.4 million compared to the prior-year period

•	Adjusted EBITDA Margin(3) of 19%, compared to 18% in the prior-year period

•	Closed three Partner acquisitions for $33.5 million

•	Completed initial public offering in October 2019, raising approximately $242 million in net proceeds

(1)
Organic Revenue for the three months ended September 30, 2018 used to calculate Organic Revenue Growth for the three months ended September 30, 2019 was $18.6 million, which is adjusted to reflect revenues from Partnerships that reach the 12-month owned mark during the three months ended September 30, 2019. Organic Revenue is a non-GAAP measure. Reconciliation of Organic Revenue to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

(2)
“MGA of the Future” was acquired by the Company on April 1, 2019 and as a result is not included in the Organic Revenue Growth calculation above because it has not reached the twelve-month owned mark. Since “MGA of the Future” was not acquired by the Company until April 1, 2019, the revenue of “MGA of the Future” for the prior-year period is not included in the consolidated results of operations for the Company for such period and the 43% revenue growth rate was calculated including periods during which “MGA of the Future” was not owned by the Company.

(3)
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

“With our revenue more than doubling year-over-year, our third quarter results reflect the ongoing successful onboarding of all of our Partners and the benefits we are deriving from the integration of our ‘MGA of the Future’ platform,” said Trevor Baldwin, Chief Executive Officer of BRP Group. “Importantly, beyond the growth generated from our new Partnerships, we produced a double-digit increase in organic revenue, further validating our ability to provide the right innovative tools and solutions necessary to ensure our team can succeed and provide best-in-class service to our clients. In addition, we reached an important milestone in our Company’s evolution as we successfully completed our initial public offering, significantly strengthening our balance sheet and positioning us to further expand our market share over the long-term and build the next great national insurance brokerage and consulting platform.”
“As we move forward, we remain keenly focused on growth, maintaining a robust pipeline of potential Partnership opportunities, and building the preeminent destination in our industry,” added Mr. Baldwin. “Additionally, through our ‘MGA of the Future’ platform, we will continue to identify and develop new, exclusive insurance solutions, such as our successful renter's insurance initiative, that leverage our proprietary technology to provide a premier experience for both our team and our clients. This quarter represents another positive step toward our goal of becoming a top 10 broker in the next 10 years while generating significant long-term value for our shareholders.”

THIRD QUARTER 2019 RESULTS
Revenues for the third quarter of 2019 grew over 100% to $38.4 million, an increase of $19.8 million compared to the third quarter of 2018, primarily attributable to the Company’s 2019 Partnerships and organic growth. Organic Revenue grew 12% over the prior-year period to $20.9 million.
Commissions, employee compensation and benefits expenses for the third quarter of 2019 were $26.8 million, an increase of $14.4 million compared to the third quarter of 2018, primarily as a result of incurring $12.3 million of expense associated with onboarding new Partners. The additional year-over-year increase is in line with organic growth.
Operating expenses for the third quarter of 2019 were $6.3 million, an increase of $2.7 million compared to the third quarter of 2018, primarily due to expenses related to the Company’s initial public offering, as well as additional operating expenses from new Partners such as increases in rent, software costs, professional fees, travel, and other expenses related to those new Partners, and continued investments in shared services, including accounting, marketing and human resources, to support the Company’s growth.
Amortization expense for the third quarter of 2019 was $3.1 million, an increase of $2.4 million compared to the third quarter of 2018, primarily due to amortization related to intangible assets capitalized in connection with the MSI Partnership in April 2019 and purchased customer accounts capitalized in connection with the Lykes Partnership in March 2019.
Interest expense, net for the third quarter of 2019 was $3.8 million, an increase of $2.5 million compared to the third quarter of 2018. Interest expense, net increased as a result of higher total debt balances resulting from draws on the Company’s Credit Agreements to fund cash consideration for Partnerships in 2019, a higher interest rate on the Villages Credit Agreement that went into effect in March 2019 (the Villages Credit Agreement was subsequently repaid in October 2019), and higher amortization of deferred financing costs.
Adjusted EBITDA for the third quarter of 2019 grew $4.1 million, or 125%, to $7.4 million, compared to the third quarter of 2018. Adjusted EBITDA Margin increased to 19% for the third quarter of 2019, compared to 18% for the third quarter of 2018.
NINE MONTHS ENDED SEPTEMBER 30, 2019 RESULTS
Revenues for the nine months ended September 30, 2019 increased 72% to $101.3 million, compared to $59.0 million in the same period of 2018, attributable to the Company’s 2019 Partnerships, which comprised $29.6 million in revenues, new organic growth and a full nine months of contribution from the Company’s 2018 Partnerships. Organic Revenue for the nine months ended September 30, 2019 grew 9% over the prior-year period to $64.5 million.
Total operating expenses for the nine months ended September 30, 2019 was $87.8 million, compared to $50.2 million in the same period of 2018, primarily due to additional commissions, employee compensation and benefits expenses related to the completion of Partnerships during 2018 and 2019, as well as increased operating and amortization expense.
Adjusted EBITDA for the nine months ended September 30, 2019 rose 68% to $22.6 million, compared to $13.4 million in the same period of 2018. Adjusted EBITDA Margin was 22% for the nine months ended September 30, 2019, compared to 23% for the same period of 2018.

OPERATING GROUP RESULTS

($mm)	For the three months ended September 30,			For the nine months ended September 30,
Revenue	2019	2018	% change	2019	2018	% change
Middle Market	$12.836	$7.978	60.9%	$41.482	$26.320	57.6%
Specialty	16.732	3.579	367.5%	32.497	9.856	229.7%
MainStreet	6.642	5.020	32.3%	18.942	15.710	20.6%
Medicare	2.173	1.963	10.7%	8.360	7.138	17.1%
Total	$38.383	$18.539	107.0%	$101.281	$59.024	71.6%

Net Income
Middle Market	$0.295	$(0.783)	NA	$10.475	$2.943	256.1%
Specialty	2.191	0.752	191.4%	1.590	0.883	80.1%
MainStreet	1.015	0.979	3.7%	4.596	3.869	18.8%
Medicare	0.388	0.468	-17.1%	2.833	2.322	22.0%
Total	$3.889	$1.416	174.6%	$19.494	$10.017	94.6%
Note: totals may not foot due to rounding
Middle Market Operating Group
Revenues for the third quarter of 2019 grew 61% over the prior-year period to $12.8 million, primarily due to an increase of $3.5 million attributable to Lykes and Fiduciary Partners acquired in 2019 and an increase of $0.6 million attributable to the Middle Market Partners acquired in 2018.
Revenues for the nine months ended September 30, 2019 grew 58% over the prior-year period to $41.5 million, primarily due to an increase of $7.0 million attributable to Lykes and Fiduciary Partners acquired in 2019 and an increase of $6.0 million attributable to the Middle Market Partners acquired in 2018.
Specialty Operating Group
Revenues for the third quarter of 2019 increased 368% over the prior-year period to $16.7 million, resulting from organic growth and the MSI Partnership completed in April 2019, which accounted for $12.2 million of third quarter 2019 revenues.
Revenues for the nine months ended September 30, 2019 grew over 200% compared to the prior-year period to $32.5 million, primarily resulting from the MSI Partnership completed in April 2019. This accounted for $21.7 million of nine month 2019 revenues, with the remaining increase attributable to organic growth.
The MSI Partnership’s policies in force grew by 35% year-over-year to 355,744 at September 30, 2019 from 263,363 at September 30, 2018. Since the MSI Partnership was not completed until April 2019, the 35% policies in force growth was calculated including periods during which MSI was not owned by the Company.

MainStreet Operating Group
Revenues for the third quarter of 2019 grew 32% over the prior-year period to $6.6 million. The Foundation Insurance Partnership completed in August 2019 accounted for $0.9 million of the increase, with the remainder primarily attributable to organic growth.
Revenues for the nine months ended September 30, 2019 grew 21% over the prior-year period to $18.9 million, primarily attributable to organic growth. The Foundation Insurance Partnership completed in August 2019 also accounted for $0.9 million of the increase.
Medicare Operating Group
Revenues for the third quarter of 2019 rose 11% over the prior-year period to $2.2 million, driven by organic growth.
Revenues for the nine months ended September 30, 2019 rose 17% over the prior-year period to $8.4 million, driven by organic growth.
LIQUIDITY AND CAPITAL RESOURCES
As of September 30, 2019, cash and cash equivalents were $11.1 million, and there was $193.4 million of long-term debt outstanding.
On October 28, 2019, the Company sold an aggregate 18,859,300 shares of its Class A common stock, including 2,459,300 shares pursuant to the underwriters' over-allotment, which subsequently settled on November 26, 2019. The shares were sold at an initial public offering price of $14.00 per share and the Company received approximately $241.9 million in net proceeds after deducting underwriting discounts, commissions and offering expenses. The Company used a portion of the proceeds from the offering to repay outstanding related party indebtedness and accrued interest under the Villages Credit Agreement of $89.0 million and concurrently closed the Villages Credit Agreement.
On November 25, 2019, the Company repaid a portion of its revolving lines of credit in the amount of $65.0 million.
WEBCAST AND CONFERENCE CALL INFORMATION
BRP Group will host a webcast and conference call to discuss third quarter 2019 results today at 5:00 PM ET. A live webcast and a slide presentation of the conference call will be available on BRP Group’s investor relations website at ir.baldwinriskpartners.com. The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.
A replay will be available following the end of the call through Monday, December 16, 2019, by telephone at (844) 512-2921 (toll-free) or (412) 317-6671 (international), passcode 13696964. A webcast replay of the call will be available at ir.baldwinriskpartners.com for one year following the call.
ABOUT BRP GROUP, INC.

BRP Group, Inc. (NASDAQ: BRP) is a rapidly growing independent insurance distribution firm delivering tailored insurance and risk management insights and solutions that give our clients the peace of mind to pursue their purpose, passion and dreams. We are innovating the industry by taking a holistic and tailored approach to risk management, insurance and employee benefits, and support our clients, Colleagues, Insurance Company Partners and communities through the deployment of vanguard resources and capital to drive our growth. BRP represents over 400,000 clients across the United States and internationally, with over 40 offices in four states. For more information, please visit www.baldwinriskpartners.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent BRP Group’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or BRP Group’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.
Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in BRP Group’s prospectus relating to its Registration Statement on Form S-1 (Registration Number 333-233908) filed with the SEC pursuant to Rule 424(b)(4) under the U.S. Securities Act of 1933, as amended, and in BRP Group’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to BRP Group or to persons acting on behalf of BRP Group are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and BRP Group does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.
CONTACTS

INVESTOR RELATIONS

Investor Relations
(813) 259-8032
IR@baldwinriskpartners.com

PRESS

Rachel Carr
Baldwin Risk Partners
(813) 418-5166
Rachel.carr@baldwinriskpartners.com

BALDWIN RISK PARTNERS, LLC AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Commissions and fees	$38,383,455	$18,538,628	$101,280,661	$59,023,915

Operating expenses:
Commissions, employee compensation and benefits	26,787,773	12,407,704	67,067,347	37,887,003
Operating expenses	6,320,213	3,588,312	16,711,495	9,306,295
Amortization expense	3,081,578	722,971	6,792,779	1,812,542
Change in fair value of contingent consideration	535,214	350,462	(3,221,909)	877,235
Depreciation expense	184,179	126,531	460,364	366,577
Total operating expenses	36,908,957	17,195,980	87,810,076	50,249,652

Operating income	1,474,498	1,342,648	13,470,585	8,774,263

Other income (expense):
Interest expense, net	(3,784,866)	(1,292,016)	(8,998,308)	(5,012,174)
Other income (expense), net	4,792	1,816	4,792	(210,096)
Total other expense	(3,780,074)	(1,290,200)	(8,993,516)	(5,222,270)

Net income (loss) and comprehensive income (loss)	(2,305,576)	52,448	4,477,069	3,551,993
Less: net income and comprehensive income attributable to noncontrolling interests	1,420,204	863,351	3,873,178	2,709,716
Net income (loss) and comprehensive income (loss) attributable to Baldwin Risk Partners, LLC and Subsidiaries	$(3,725,780)	$(810,903)	$603,891	$842,277

BALDWIN RISK PARTNERS, LLC AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$11,106,139	$7,995,118
Restricted cash	6,403,532	—
Premiums, commissions and fees receivable, net	45,234,625	29,385,275
Prepaid expenses and other current assets	5,663,632	1,096,430
Due from related parties	44,272	116,776
Total current assets	68,452,200	38,593,599
Property and equipment, net	2,794,425	2,148,264
Deposits and other non-current assets	962,840	102,698
Deferred financing costs, net	7,362,927	590,249
Deferred commission expense	3,418,494	2,881,721
Intangible assets, net	92,392,570	29,743,832
Goodwill	170,815,670	65,764,251
Total assets	$346,199,126	$139,824,614
Liabilities, Mezzanine Equity and Members’ Equity (Deficit)
Current liabilities:
Premiums payable to insurance companies	$42,889,326	$23,195,610
Producer commissions payable	7,126,847	3,955,373
Accrued expenses	8,661,813	2,764,870
Contract liabilities	4,349,299	1,449,848
Other current liabilities	204,738	1,032,405
Current portion of long-term debt	—	527,005
Current portion of contingent earnout liabilities	2,646,695	301,905
Total current liabilities	65,878,718	33,227,016
Advisor incentive liabilities	3,085,578	2,346,868
Revolving lines of credit	105,000,000	33,860,994
Long-term debt, less current portion	—	1,497,472
Related party debt	88,425,293	36,880,334
Contingent earnout liabilities, less current portion	32,497,049	8,947,005
Other long-term liabilities	361,481	261,684
Total liabilities	295,248,119	117,021,373
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	82,607,652	46,207,466
Redeemable members’ capital	172,238,469	39,353,918
Members’ equity (deficit):
Members’ capital (7,031,813 and 6,796,052 units authorized, issued and outstanding, of which 1,927,105 and 2,056,525 are included in redeemable members' capital, at September 30, 2019 and December 31, 2018, respectively)	—	—
Member note receivable	(240,438)	(89,896)
Accumulated deficit	(206,042,198)	(63,605,576)
Noncontrolling interest	2,387,522	937,329
Total members’ equity (deficit)	(203,895,114)	(62,758,143)
Total liabilities, mezzanine equity and members’ equity (deficit)	$346,199,126	$139,824,614

BALDWIN RISK PARTNERS, LLC AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$4,477,069	$3,551,993
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,253,143	2,179,119
Amortization of deferred financing costs	1,117,037	91,665
Loss on modification and extinguishment of debt	114,839	—
Issuance of Voting Common Units to redeemable common equity holder	—	2,892,145
Issuance and vesting of Management Incentive Units to Members	663,487	190,051
Participation unit compensation	149,797	93,750
Stock-based compensation expense	109,810	930,155
Change in fair value of contingent consideration	(3,221,909)	877,235
Changes in operating assets and liabilities, net of effect of acquisitions:
Premiums, commissions and fees receivable, net	(441,086)	1,309,824
Prepaid expenses and other assets	(384,176)	(107,429)
Due from related parties	72,504	(26,273)
Deferred commission expense	(536,773)	(633,078)
Accounts payable, accrued expenses and other current liabilities	5,015,551	(1,825,051)
Contract liabilities	105,467	1,005,148
Other long-term liabilities	—	(552,529)
Net cash provided by operating activities	14,494,760	9,976,725
Cash flows from investing activities:
Capital expenditures	(1,464,723)	(364,560)
Investment in business venture	(200,000)	—
Cash consideration paid for asset acquisitions, net of cash received	(671,342)	(6,137,830)
Cash consideration paid for business combinations, net of cash received	(99,486,015)	(35,091,989)
Net cash used in investing activities	(101,822,080)	(41,594,379)
Cash flows from financing activities:
Payment of contingent earnout consideration	—	(2,892,000)
Payment of guaranteed earnout consideration	(812,500)	(62,500)
Net borrowings on revolving line of credit	71,139,006	23,878,188
Proceeds from related party debt	51,544,959	23,520,000
Payments on long-term debt	(2,024,477)	(420,369)
Payments of debt issuance costs	(2,495,199)	(355,660)
Proceeds from advisor incentive buy-ins	628,902	81,510
Proceeds from issuance of Non-Voting Common Units to Members	1,157,258	154,496
Repurchase of Voting Common Units from Members	(12,500,000)	—
Contributions	35,307	53,204
Distributions	(9,831,383)	(7,854,841)
Net cash provided by financing activities	96,841,873	36,102,028
Net increase in cash and cash equivalents and restricted cash	9,514,553	4,484,374
Cash and cash equivalents and restricted cash at beginning of period	7,995,118	3,123,413
Cash and cash equivalents and restricted cash at end of period	$17,509,671	$7,607,787

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, Adjusted EBITDA Margin, Organic Revenue and Organic Revenue Growth are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for Organic Revenue and Organic Revenue Growth) or net income (for Adjusted EBITDA and Adjusted EBITDA Margin), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly these measures may not be comparable to similarly titled measures used by other companies.
Adjusted EBITDA eliminates the effects of financing, depreciation and amortization. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to forming Partnerships including severance, and certain non-recurring costs, including those related to the Offering and loss on modification and extinguishment of debt. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor's understanding of our financial performance.
Adjusted EBITDA Margin is Adjusted EBITDA divided by commissions and fees. Adjusted EBITDA is a key metric used by management and our board of directors to assess our financial performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools. For example, Adjusted EBITDA and Adjusted EBITDA Margin:

•	do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•	do not reflect changes in, or cash requirements for, our working capital needs;

•	do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;

•	do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	do not reflect stock-based compensation expense and other non-cash charges; and

•	exclude certain tax payments that may represent a reduction in cash available to us.

We calculate Organic Revenue Growth based on commissions and fees excluding (i) the first twelve months of commissions and fees generated from Partnerships and (ii) the impact of the change in our method of accounting for commissions and fees from contracts with customers as a result of the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, effective January 1, 2018, under the New Revenue Standard on our 2018 commissions and fees when the impact is measured across periods that are not comparable. Organic Revenue Growth is the change in Organic Revenue period-to-period, with prior period results adjusted for Organic Revenues that were excluded in the prior period because the Partners had not yet reached the twelve-month owned mark, but which have reached the twelve-month owned mark in the current period. For example, revenues from a Partnership consummated June 1, 2018 are excluded from Organic Growth for 2018. However, after June 1, 2019, results from June 1, 2018 to December 31, 2018 for such Partners are compared to results from June 1, 2018 to December 31, 2018 for purposes of calculating Organic Growth in 2018. Organic Revenue Growth is a key metric used by management and our board of directors to assess our financial performance. We believe that Organic Revenue and Organic Revenue Growth is an appropriate measure of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
Adjusted EBITDA
The following table reconciles Adjusted EBITDA to net income (loss), which we consider to be the most directly comparable GAAP financial measure to Adjusted EBITDA:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$(2,305,576)	$52,448	$4,477,069	$3,551,993
Adjustments to net income (loss):
Amortization expense	3,081,578	722,971	6,792,779	1,812,542
Depreciation expense	184,179	126,531	460,364	366,577
Interest expense, net	3,784,866	1,292,016	8,998,308	5,012,174
Change in fair value of contingent consideration	535,214	350,462	(3,221,909)	877,235
Share-based compensation	381,901	407,355	773,297	1,120,206
Transaction-related Partnership expenses	500,048	312,195	1,535,445	681,590
Offering expenses	1,123,509	—	2,214,113	—
Severance related to Partnership activity	—	—	300,000	—
Other	92,254	20,000	275,870	20,000
Adjusted EBITDA	$7,377,973	$3,283,978	$22,605,336	$13,442,317
Adjusted EBITDA Margin	19%	18%	22%	23%
Organic Revenue and Organic Revenue Growth
The following table reconciles Organic Revenue to commissions and fees, which we consider to be the most directly comparable GAAP financial measure to Organic Revenue:

	For the Three Months Ended September 30, 2019	For the Nine Months Ended September 30, 2019

Commissions and fees	$38,383,455	$101,280,661
Partnership commissions and fees (1)	(17,519,871)	(36,748,949)
Organic Revenue	$20,863,584	$64,531,712
Organic Revenue Growth (2)	2,297,499	5,479,349
Organic Revenue Growth (2)	12%	9%

__________

(1)	Includes the first twelve months of such commissions and fees generated from newly acquired Partners.

(2)
Organic Revenue for the three and nine months ended September 30, 2018 used to calculate Organic Revenue Growth for the three and nine months ended September 30, 2019 was $18.6 million and $59.1 million, respectively, which is adjusted to reflect revenues from Partnerships that reach the twelve-month owned mark during the three and nine months ended September 30, 2019.

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:

Clients	Our insureds

Colleagues	Our employees

Exchange Act	Securities Exchange Act of 1934, as amended

Fiduciary Partners	Fiduciary Partners Retirement Group, Inc., Fiduciary Partners Group, LLC and Fiduciary Partners Investment Consulting, LLC, a Middle Market Partnership effective July 1, 2019

Foundation Insurance	Foundation Insurance of Florida, LLC, a MainStreet Partnership effective August 1, 2019

Lykes	Lykes Insurance, Inc., a Middle Market Partnership effective March 1, 2019

MSI	Millennial Specialty Insurance LLC, a Specialty Partnership effective April 1, 2019

Operating Groups	Our reportable segments

Partners	Companies that we have acquired, or in the case of asset acquisitions, the producers

Partnerships	Strategic acquisitions made by the Company

SEC	U.S. Securities and Exchange Commission

Securities Act	Securities Act of 1933, as amended

Villages Credit Agreement	Amended and restated credit agreement between Baldwin Risk Partners, LLC as borrower and Villages as lender entered into on March 13, 2019